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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: November 14, 1996




                          Commission file number 1-1097



                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-0382390
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)


                               101 North Robinson
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)


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Item 5. Other Events
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Standard & Poor's Revises OG&E's Financial Outlook


     Standard & Poor's (S&P) has revised the outlook for Oklahoma Gas and Electric Company's (OG&E) debt and preferred stock from stable to negative. This outlook change is in response to the $94.5 million rate decrease proposed by the Oklahoma Corporation Commission (OCC) staff. S&P believes a reduction of this magnitude would weaken OG&E financially.

     This revised outlook does not mean S&P has already downgraded OG&E's credit rating. They are warning investors that OG&E's credit rating is on review pending the rate case.

     In June, 1996, OG&E filed for a $14.2 million rate reduction. In October, 1996, the OCC staff issued its proposed rate reduction of $94.5 million. S&P said its outlook is appropriate since the OCC staff's recommendation for such a large rate reduction may result in significantly more than the rate reduction proposed by OG&E.



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                                   SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                  OKLAHOMA GAS AND ELECTRIC COMPANY
                                             (Registrant)




                                By     /s/    Donald R Rowlett
                                  ------------------------------------
                                              Donald R Rowlett
                                    Controller Corporate Accounting

                                 (On behalf of the registrant and in
                              his capacity as Chief Accounting Officer)




November 14, 1996